Exhibit 10.1

FIRST AMENDMENT TO
HASBRO, INC. RETIREMENT PLAN FOR DIRECTORS

       The Hasbro, Inc. Retirement Plan for Directors (the "Retirement Plan") is hereby amended, effective as of the effective time of approval by Hasbro, Inc.'s (the "Company's") shareholders of the 2003 Stock Option Plan for Non-Employee Directors. Notwithstanding the foregoing, this First Amendment to the Retirement Plan shall only become effective if approval by the Company's shareholders occurs at the Company's May 14, 2003 Annual Meeting of Shareholders.

       1.       Section 3.1 is amended by the addition of the following sentence at the end thereof:

 "Any person who shall become a Director on or after May 14, 2003 shall not be eligible to participate in the Plan."

       2.       A new Section 4.1(D) is added to the Plan as follows:

 "D.    Directors who have been participants in the Plan prior to May 14, 2003 and who elect to participate in the 2003 Stock Option Plan for Non-Employee Directors ("2003 Director Plan") shall not be credited with changes in the Annual Retainer or additional periods of Board Service under the Plan after the effective date of their participation in the 2003 Director Plan (the "Effective Date"), and they may elect to have the Present Value of their accrued benefits under the Retirement Plan, as of the Effective Date, deferred into Stock Units under the Hasbro, Inc. Deferred Compensation Plan for Non-Employee Directors. Such Present Value of the accrued benefits under the Retirement Plan, as of the Effective Date, for any given Director will be determined by Watson Wyatt Worldwide, the plan actuary for the Retirement Plan, or any successor selected by the Company who is serving as the plan actuary as of the applicable Effective Date."

        IN WITNESS WHEREOF, this First Amendment to the Plan has been executed by a duly authorized officer of the Company on this 15th day of April, 2003.

                                                   HASBRO, INC.

                                                   By:    /s/  Barry Nagler
                                                   ---------------------------------------------
                                                   Name:   Barry Nagler
                                                   Title:     Senior Vice President and
                                                                General Counsel